UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2007

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts		02210-2377
(Address of Principal Executive Offices)		(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 10, 2007, following the recommendation of the Compensation Committee, the Board of Directors of SatCon Technology Corporation (the “Company”) adopted the 2007 Incentive Bonus Plan as a means of adding specific incentives towards achievement of specific business unit and Company goals that are considered key factors in the Company’s success.  Eligible participants are the Chief Executive Officer (“CEO”), the Vice President of Finance, the Chief Technology Officer (“CTO”), the Vice President of Administration, and the Presidents of the Company’s three business units (SatCon Power Systems, Canada, SatCon Electronics and Applied Technology).  For 2007, these executive officers are eligible to receive shares of the Company’s common stock conditional upon successful performance against established measurable targets.

The 2007 Incentive Bonus Plan places emphasis on both business unit performance and overall Company performance.  Performance is measured against goals established for three measurement categories: balance sheet management, revenue and profitability.  Each goal has a minimum (100%) and maximum (120%) performance level.  When actual performance is 100% or more of a goal for a given measurement category, a portion of the bonus award may be realized.  If performance is below 100% of goal, a bonus award will not be realized for that measurement category.  The award opportunity will be paid, if target conditions are met, in the form of unrestricted shares of the Company’s common stock, at the end of the performance period based upon satisfaction of the performance criteria.   The shares will be granted under the Company’s shareholder-approved 2005 Incentive Compensation Plan.  The Presidents of the three business units and the CTO can earn between 25% and 50% of base salary upon attainment of 100% to 120% of target goals, respectively, for fiscal 2007.  The CEO, the Vice President of Finance and the Vice President of Administration can earn between 12.5% and 25% of base salary upon attainment of 100% to 120% of overall target company goals, respectively, for fiscal 2007. The number of shares that will be payable will be equal to the percentage of base salary earned divided by the value of a share on the date the plan was approved by the Board of Directors ($1.18).  The Compensation Committee retains full discretion over the amount paid to any and all employees. Notwithstanding the foregoing, the President of SatCon Power Systems, Canada, has the option to elect to receive any bonus earned in cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: April 20, 2007	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer